May 2, 2017

CP celebrates grand opening of K+S Potash Canada’s Legacy mine; CP’s most significant engineering project of the last three decades
BETHUNE, SK – Canadian Pacific (TSX: CP) (NYSE: CP) today joins K+S Potash Canada (KSPC) in celebrating the grand opening of the Legacy Project mine site.
The mine is the first of its kind built in Saskatchewan in more than 40 years, and the rail infrastructure built to serve the mine is the most significant engineering project undertaken by CP since the mid-1980s.
“We are incredibly proud to have collaborated with K+S Potash Canada on this project and look forward to delivering their product to international markets for years to come,” said CP President and CEO Keith Creel. “Building 30 kilometers of new rail through a rural area, including a river valley, is no easy feat and I want to congratulate all those who invested their time and energy in bringing this project to a successful conclusion.”

The 30 kilometer route to the mine site was a geotechnical challenge as grading through the valley required the movement of 9.7 million cubic metres of earth. Adding to the scope of the project was the construction of a 137 metre bridge and 70 metre tunnel.

“KSPC needed to ensure that transportation of product from our mine to our port facility would be both secure and competitive,” said Dr. Ulrich Lamp, President and CEO, KSPC. “When we signed the contract with Canadian Pacific in 2013, we knew we had found the perfect partner and strategic fit for those needs. We are so pleased to see the finished rail infrastructure.”

In the end, the rail project featured nearly 50,000 rail ties, 30.4 kilometers of track, 4,500 tonnes of steel (plates, rail, bolts), 90,000 tonnes of ballast and thousands of hours of work.

CP will primarily use unit trains - trains that consist of only one type of cargo – to ship the potash products to KSPC’s handling and storage facility in Port Moody, B.C. then on to overseas market. These unit trains will be approximately a mile and a half long, consisting of 177 rail cars and four locomotives.

The mine will have marketable product by the end of Q2 2017 and will reach a production capacity of two million tonnes of potash by the end of 2017.

In 2013, CP signed an exclusive, long-term contract with KSPC to deliver its potash products safely and efficiently to international markets.

Forward Looking Statement
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited to business operation expectations. This forward-looking information may also include, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.
Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes.  The foregoing list of factors is not exhaustive.
These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific

Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP.

About the K+S Group

K+S is an international resources company. We have been mining and processing mineral raw materials for more than 125 years. The products we produce from them are used worldwide in agriculture, food and road safety and are important elements in numerous industrial processes. Potash and salt are integral nutrients for the megatrend of a constantly growing and increasingly prosperous global population striving for a higher standard of living. This will result in increasing consumption of mineral resources. We serve the resulting growth in demand from production sites in Europe, North America and South America as well as through a global distribution network. K+S is the world’s largest salt producer and one of the top potash providers worldwide. With more than 14,000 employees, K+S achieved revenues in financial year 2016 of about € 3.5 billion and an EBIT of € 229 million. Learn more about K+S at www.k-plus-s.com.

About the Legacy Project
K+S is putting its more than one hundred years of mining experience and world-class expertise to work on the Legacy Project, a potash solution mine and production facility being built near Moose Jaw. It will be the first new greenfield potash mine built in Saskatchewan in over forty years. Commissioning started in summer of 2016. K+S expects it will produce its first marketable tonne of potash by the end of Q2 2017 and is projected to reach two-million-tonnes of production capacity by the end of 2017. The Legacy Project will mean new job opportunities for Saskatchewan workers and new business opportunities for Saskatchewan companies supplying goods and services to this major economic development. K+S is growing Saskatchewan, while providing the potash that is needed to help feed a growing world population. More information at www.ks-potashcanada.com.

Contacts:

Media

CP
Jeremy Berry
Director, Media Relations
Canadian Pacific
Phone: (403) 319-6227
Email: Jeremy_Berry@cpr.ca

KSPC
Maeghan Dubois
Manager, Communications
K+S Potash Canada
Phone: (306) 371-0122
Email: maeghan.dubois@ks-potashcanada.com

Investment Community

CP
Maeghan Albiston
403-319-3591
investor@cpr.ca